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                            EXHIBIT 23.1(c)


                CONSENT OF INDEPENDENT PETROLEUM CONSULTANT


          We hereby consent to our reserves estimates contained in the Annual Report of Form 10-KSB of Energy Search Incorporated (the "Company") for the fiscal year ended December 31, 1998 (the "1998 10-KSB"). Our estimates of the oil and gas reserves of the Company are contained in our report dated March 2, 1999 on the oil and gas reserves of the Company as of January 1, 1999 (the "1999 Report"), as well as our report dated March 4, 1998 on the oil and gas reserves of the Company as of January 1, 1998 (the "1998 Report"). We also hereby consent to the reference in the 1998 10-KSB to Wright & Company, Inc. as experts in oil and gas analysis. We further consent to the incorporation by reference of our 1999 Report and 1998 Report and our oil and gas reserves estimates contained in the 1998 10-KSB into the Company's Registration Statement on Form S-3 (No. 333-58407).



                                   Wright & Company, Inc.

                                   By: /S/ D. RANDALL WRIGHT
                                       D. Randall Wright
                                       President


March 30, 1999
Brentwood, TN